Exhibit 99.2

News release for immediate release
Contact information:
Heather J. Wietzel, Vice President, Investor Relations
217-788-5144 | investorrelations@horacemann.com
Horace Mann reports third-quarter 2023 results
•Diversified business delivered net income of $12 million, or $0.28 per share, and core earnings* of $18 million, or $0.44 per share, for the third quarter with reported book value of $25.74 and adjusted book value* of $35.57 at quarter end
•Net premiums earned and contract deposits up 3% and record net premiums written and contract deposits* up 9%, reflecting continued educator household acquisition momentum with sales growth in all operating segments
•Strong core earnings contributions from Supplemental & Group Benefits and Life & Retirement segments
•Total net investment income up 22%
•Continue to expect full-year 2023 EPS in range of $1.20-$1.45

SPRINGFIELD, Ill., November 2, 2023 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three months ended September 30, 2023:

($ in millions, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
Total revenues	$378.7	$342.6	10.5%	$1,089.0	$1,035.2	5.2%
Net income	11.7	20.4	-42.6%	5.5	36.5	-84.9%
Net investment losses, after tax	(6.6)	(10.1)	N.M.	(23.4)	(34.5)	N.M.
Core earnings*	18.3	30.5	-40.0%	28.9	71.0	-59.3%
Adjusted core earnings*	21.3	33.8	-37.0%	37.7	80.9	-53.4%
Per diluted share:
Net income	0.28	0.49	-42.9%	0.13	0.87	-85.1%
Net investment losses, after tax	(0.16)	(0.24)	N.M.	(0.57)	(0.82)	N.M.
Core earnings per diluted share*	0.44	0.73	-39.7%	0.70	1.69	-58.6%
Adjusted core earnings per diluted share*	0.51	0.81	-37.0%	0.91	1.93	-52.8%
Book value per share				25.74	26.69	-3.6%
Adjusted book value per share*				35.57	37.03	-3.9%
Tangible book value per share*				29.99	30.99	-3.2%
N.M. - Not meaningful.
* These measures are not based on accounting principles generally accepted in the United States of America (non-GAAP). They are reconciled to the most directly comparable GAAP measures in the Appendix to the Investor Supplement. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the Securities and Exchange Commission.

“We remain clearly focused on helping all educators protect what they have today and prepare for a successful tomorrow. Our worksite business also helps school district employers attract and retain educators by providing more comprehensive benefits to their employees,”said Horace Mann President & CEO Marita Zuraitis. “Diversifying our business is positioning the company for the highest level of earnings in our history while enhancing the value we are delivering to shareholders. Our confidence in our ability to achieve our long-term objective of expanding our share of the education market and achieving sustainable double-digit ROEs remains unchanged.
“Our diversified business offers investors a core small-cap value holding that can deliver operational consistency, a solid balance sheet, a compelling dividend and long-term value,” Zuraitis added. “We are executing on our plan, with property and casualty rate and non-rate underwriting actions well underway. We continue to expect to deliver 2024 core return on equity near the 10% level.”
The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

Details of the company’s guidance and outlook are available in the Q3 2023 investor presentation available at investors.horacemann.com.
Reporting Segment Results
Horace Mann reports financial results in three reporting segments: (1) Property & Casualty, (2) Life & Retirement, and (3) Supplemental & Group Benefits. The retail business, consisting of the Property & Casualty and Life & Retirement segments, provides insurance and financial services to individual educators through exclusive agents and direct capabilities. The Supplemental & Group Benefits segment provides worksite direct and employer-sponsored benefits through school district employers. These worksite offerings help school districts attract and retain staff.
Horace Mann adopted the Financial Accounting Standards Board’s Accounting Standard Update 2018-12 Financial Services - Insurance: Targeted Improvements to the Accounting for Long-Duration Contracts as of January 1, 2023, with a January 1, 2021 transition date. The company’s 2022 results have been recast to reflect the ASU and are reflected in this release on that basis.
Property & Casualty segment results reflected higher weather activity
(All comparisons vs. same period in 2022, unless noted otherwise)
The Property & Casualty segment primarily markets private passenger auto insurance and residential home insurance. Horace Mann offers standard auto coverages, including liability, collision and comprehensive. Property coverage includes both homeowners and renters policies. For both auto and property coverage, Horace Mann offers educators a discounted rate and the Educator Advantage® package of features. The Property & Casualty segment represented 47% of total revenues for the year ended 2022.

($ in millions)	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	Change		2023	2022	Change
Property & Casualty net premiums written*	$188.4	$166.4	13.2%		$508.4	$464.0	9.6%
Property & Casualty net income (loss) / core earnings (loss)*	(11.3)	(2.5)	N.M.		(44.3)	(19.4)	N.M.
Property & Casualty combined ratio	116.6%	107.5%	9.1	pts	117.8%	110.9%	6.9	pts
Property & Casualty underlying loss ratio*	73.3%	69.3%	4.0	pts	71.2%	67.3%	3.9	pts
Property & Casualty expense ratio	25.8%	27.3%	-1.5	pts	27.1%	26.8%	0.3	pts
Property & Casualty catastrophe losses	17.5%	9.6%	7.9	pts	19.5%	15.0%	4.5	pts
Property & Casualty underlying combined ratio*	99.1%	96.6%	2.5	pts	98.3%	94.1%	4.2	pts
Auto combined ratio	108.7%	110.8%	-2.1	pts	111.4%	110.6%	0.8	pts
Auto underlying loss ratio*	79.7%	78.4%	1.3	pts	80.6%	77.0%	3.6	pts
Property combined ratio	131.0%	101.9%	29.1	pts	129.4%	111.6%	17.8	pts
Property underlying loss ratio*	61.8%	53.3%	8.5	pts	54.1%	50.1%	4.0	pts

The Property & Casualty segment net loss for the third quarter largely reflected the impact of elevated catastrophe and non-catastrophe weather activity across the country. Property & Casualty net premiums written were up 13.2% with average written premiums rising for both property and auto. Segment net investment income for the quarter was 50.0% above the prior year.
The third-quarter combined ratio increased 9.1 points over last year, reflecting both the higher level of catastrophe losses this year as well as an increase in non-catastrophe weather losses. Catastrophe losses for the quarter were $28.7 million, pretax, contributing 17.5 points to the combined ratio. In total, there were 25 events designated as catastrophes by Property Claims Services (PCS) in this year’s third quarter, including multiple severe convective storms across the Midwest and South. In the third quarter of 2022, catastrophe losses were $14.6 million, pretax, contributing 9.6 points to the combined ratio, from 17 PCS events.
The year-over-year increase in average written premiums for auto policies improved again in the third quarter to 15.9%, compared to 11.4% in the second quarter and 8.1% in the first quarter. The third-quarter auto underlying loss ratio was 79.7%, improving sequentially from the second quarter as the benefit of rate and non-rate underwriting actions begins to be seen.

The year-over-year increase in average written premiums for property policies was 11.3% in the third quarter, as rate increases taken over the past seven quarters and inflation adjustments to coverage values continue to take effect. The third-quarter property underlying loss ratio was 61.8%, reflecting a year-over-year increase in weather losses not included in designated catastrophe events.
Life & Retirement segment net income of $21 million
(All comparisons vs. same period in 2022, unless noted otherwise)
The Life & Retirement segment markets 403(b) tax-qualified fixed, fixed indexed and variable annuities; the Horace Mann Retirement Advantage® open architecture platform for 403(b)(7) and other defined contribution plans; and other retirement products to educators as well as traditional term and whole life insurance products. Horace Mann is one of the largest participants in the K-12 educator portion of the 403(b) tax-qualified annuity market, measured by 403(b) net premiums written on a statutory accounting basis. The Life & Retirement segment represented 36% of total revenues for the year ended 2022.

($ in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change	2023	2022	Change
Life & Retirement net income / core earnings*	$20.9	$17.7	18.1%	$52.3	$57.1	-8.4%
Life & Retirement adjusted core earnings*	21.0	17.9	17.3%	52.5	57.7	-9.0%
Life annualized sales*	2.2	2.2	—%	6.6	6.2	6.5%
Life mortality costs	15.9	17.6	-9.7%	53.0	53.7	-1.3%
Net annuity contract deposits*	125.6	108.1	16.2%	347.6	324.3	7.2%
Annuity assets under management(1)				4,938.2	4,694.6	5.2%
Total assets under administration(2)				8,215.3	7,877.5	4.3%
(1)     Amount reported as of September 30, 2023 excludes $653.6 million of assets under management held under modified coinsurance reinsurance.
(2)    Includes Annuity AUM, Brokerage and Advisory AUA, and Recordkeeping AUA.

Life & Retirement segment net income was $20.9 million for the quarter. The annualized net interest spread in our fixed annuity business rose to 251 basis points for the third quarter compared to 193 basis points last year due to higher net investment income. The net contribution from FHLB funding agreements remained stable year over year although net investment income reflected higher earnings from the floating rate investments backing the program and interest credited similarly reflected offsetting higher interest expense. For the segment, total benefit expenses rose as the change in reserves more than offset lower mortality costs.
For the Retirement business, net annuity contract deposits were up 16.2% to $125.6 million. Educators continue to begin their relationship with Horace Mann through 403(b) retirement savings products, including the company’s attractive annuity products, which provide encouraging cross-sell opportunities. Total cash value persistency was 91.7%, slightly below recent levels due to activity in the non-qualified account portfolio. Life annualized sales were $2.2 million for the quarter and lapse rates remained consistent with prior year.
Horace Mann currently has $4.9 billion in annuity assets under management, including $2.1 billion of fixed annuities, $2.3 billion of variable annuities and $0.5 billion of fixed indexed annuities. Assets under administration, which includes Horace Mann Retirement Advantage® and other advisory and recordkeeping assets, increased from a year ago as equity market recovery affected assets under management. Life insurance in force rose to $20.4 billion at September 30, 2023.
Supplemental & Group Benefits segment net income of $15.8 million
(All comparisons vs. same period in 2022, unless noted otherwise)
The Supplemental & Group Benefits segment markets employer-sponsored group solutions for districts and other public employers, as well as worksite direct products typically distributed through the employer channel. The worksite business provides group term life, disability and specialty health insurance along with supplemental products including cancer, heart, hospital, supplemental disability and accident coverages. The Supplemental & Group Benefits segment represented 21% of total revenues for the year ended 2022.

($ in millions)	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	Change		2023	2022	Change
Supplemental & Group Benefits net income / core earnings*	$15.8	$20.7	-23.7%		$41.6	$48.9	-14.9%
Supplemental & Group Benefits adjusted core earnings*	18.7	23.8	-21.4%		50.2	58.2	-13.7%
Pretax profit margin(1)	28.5%	36.7%	-8.2	pts	24.6%	27.7%	-3.1	pts
Net premiums earned	$63.5	$68.2	-6.9%		$195.2	$207.2	-5.8%
Worksite direct products sales*	3.5	2.2	59.1%		10.7	5.8	84.5%
Employer-sponsored products sales*	4.6	2.2	109.1%		10.0	5.8	72.4%
Worksite direct products benefit ratio	27.8%	25.4%	2.4	pts	26.7%	25.0%	1.7	pts
Employer-sponsored products benefit ratio	36.4%	24.8%	11.6	pts	43.1%	44.6%	-1.5	pts
(1)    Measured to total revenues.

Supplemental & Group Benefits segment net income was $15.8 million for the quarter. The benefit ratio for the worksite direct product line for the quarter continues to move toward the longer-term target with utilization remaining well below historical levels. The benefit ratio for the employer-sponsored product lines for the quarter reflects seasonality, but increased from last year’s unusually favorable results for this period, and remains in line with expectations.
The non-cash impact of amortization of intangible assets under purchase accounting reduced third quarter 2023 core earnings by $3.6 million pretax vs. $4.0 million in 2022. Segment net investment income was up 18.4% for the quarter.
Total sales for the segment were $8.1 million. Sales of worksite direct supplemental products were up 59.1% to $3.5 million, with persistency remaining strong at 90.5%. Sales of employer-sponsored products were up 109.1% to $4.6 million, reflecting the progress made in gaining more access to districts and schools through our distribution partners and normal benefit-year seasonality.
Consolidated Results
The Corporate & Other segment reduced total revenues by $56.1 million for the year ended 2022, largely due to net investment losses. Interest expense was $7.5 million for the third quarter of 2023 compared to $5.3 million for the third quarter of 2022 due to higher interest expense on the revolving credit facility.
Net investment income of $119 million
(All comparisons vs. same period in 2022, unless noted otherwise)
Horace Mann’s investment strategy is primarily focused on generating income to support product liabilities, and balances principal protection and risk. Total net investment income includes net investment income on the investment portfolio managed by Horace Mann, as well as accreted investment income on the deposit asset on reinsurance related to the company’s reinsurance of policy liabilities related to legacy individual annuities written in 2002 or earlier.

($ in millions)	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	Change		2023	2022		Change
Pretax net investment income - investment portfolio	$91.8	$70.9	29.5%		$249.0	$223.3		11.5%
Pretax investment income - deposit asset on reinsurance	27.1	26.7	1.5%		78.8	77.4		1.8%
Total pretax net investment income	118.9	97.6	21.8%		327.8	300.7		9.0%
Pretax net investment losses	(8.4)	(12.8)	N.M		(29.7)	(43.8)		N.M.
Pretax net unrealized investment gains (losses) on fixed maturity securities					(680.0)	(632.0)		N.M.
Investment yield, excluding limited partnership interests, pretax - annualized	4.78%	4.26%	0.52	pts	4.68%	4.32%	0.36	pts
N.M. - Not meaningful.

Total net investment income rose 21.8% and net investment income on the managed portfolio increased 29.5%. The increase reflected the higher overall interest rate environment as well as overall strong returns in our commercial mortgage loan funds and limited partnership portfolios. Limited partnership portfolio contributions were a significant factor in the higher net investment income in the Property & Casualty and Life & Retirement segments. Investment yield on the portfolio excluding limited partnership interests was 4.78%, with new money yields continuing to exceed portfolio yields in the core fixed maturity securities portfolio.
The fixed maturity securities portfolio was in a net unrealized investment loss position of $680 million pretax at September 30, 2023, primarily due to the elevated interest rate environment. Net investment losses were $7 million after tax for the quarter.
Adjusted book value per share of $35.57 at quarter end
At September 30, 2023, shareholders’ equity was $1.05 billion, or $25.74 per share, as continued higher interest rates resulted in net unrealized investment losses on fixed maturity securities. Excluding the unrealized losses and effect of net reserve remeasurements attributable to discount rates*, shareholders’ equity was $1.45 billion, or $35.57 per share*. During the third quarter, Horace Mann repurchased 33,000 shares at an average price of $28.73. As of September 30, 2023, $34.9 million remained authorized for future repurchases under the share repurchase program.
At September 30, 2023, total debt was $546.1 million, reflecting $300.0 million of 7.25% senior notes issued on September 15, 2023. The net proceeds from the sale of the 2028 Senior Notes were used to fully repay the $249.0 million balance on the company’s revolving credit facility. The ratio of debt-to-capital excluding net unrealized investment gains/losses and effect of net reserve remeasurements attributable to discount rates* was 27.3% at September 30, 2023, which aligns with levels appropriate for the company’s current financial strength ratings.
Quarterly webcast
Horace Mann’s senior management will discuss the company’s third-quarter financial results with investors on November 3, 2023 at 11:00 a.m. Eastern Time. The conference call will be webcast live at investors.horacemann.com and archived later in the day for replay.
About Horace Mann
Horace Mann Educators Corporation (NYSE: HMN) is the largest financial services company focused on helping America’s educators and others who serve the community achieve lifelong financial success. The company offers individual and group insurance and financial solutions tailored to the needs of the educational community. Founded by Educators for Educators® in 1945, Horace Mann is headquartered in Springfield, Illinois. For more information, visit horacemann.com.
Safe Harbor Statement and Non-GAAP Measures
Certain statements included in this news release, including those regarding our earnings outlook, expected catastrophe losses, our investment strategies, our plans to implement additional rate actions, our plans relating to share repurchases and dividends, our efforts to enhance customer experience and expand our products and solutions to more educators, our strategies to create sustainable long-term growth and double-digit ROEs, our strategy to achieve a larger share of the education market, and other business strategies, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Horace Mann and its subsidiaries. Horace Mann cautions investors that such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond Horace Mann’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements included in this document. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Information” sections included in Horace Mann’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC). The forward-looking statements herein are subject to the risk, among others, that we will be unable to execute our strategy because of market or competitive conditions or other factors. Horace Mann does not undertake to update any particular forward-looking statement included in this document if we later become aware that such statement is not likely to be achieved.

Information contained in this news release include measures which are based on methodologies other than accounting principles generally accepted in the United States of America (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to Horace Mann’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION
Financial Highlights (Unaudited)

($ in millions, except per share data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
Earnings Summary
Net income	$11.7	$20.4	-42.6%	$5.5	$36.5	-84.9%
Net investment losses, after tax	(6.6)	(10.1)	N.M.	(23.4)	(34.5)	N.M.
Core earnings*	18.3	30.5	-40.0%	28.9	71.0	-59.3%
Adjusted core earnings*	21.3	33.8	-37.0%	37.7	80.9	-53.4%

Per diluted share:(1)
Net income	$0.28	$0.49	-42.9%	$0.13	$0.87	-85.1%
Net investment losses, after tax	(0.16)	(0.24)	N.M.	(0.57)	(0.82)	N.M.
Core earnings*	0.44	0.73	-39.7%	0.70	1.69	-58.6%
Adjusted core earnings*	0.51	0.81	-37.0%	0.91	1.93	-52.8%

Weighted average number of shares and equivalent shares (in millions) - Diluted	41.4	41.6	-0.5%	41.4	41.9	-1.2%

Return on Equity
Net income return on equity - LTM(2)	(1.0)%	6.3%		(1.0)%	6.3%
Net income return on equity - annualized	4.3%	7.1%		0.7%	3.8%
Core return on equity - LTM*(3)	1.8%	7.8%		1.8%	7.8%
Core return on equity - annualized*	5.0%	8.1%		2.6%	6.2%
Adjusted core return on equity - LTM*(4)	2.6%	8.6%		2.6%	8.6%
Adjusted core return on equity - annualized*	5.9%	8.9%		3.4%	7.1%

Financial Position
Per share:(5)
Book value				$25.74	$26.69	-3.6%
Effect of net unrealized investment (losses) on fixed maturity securities				(13.10)	(12.14)	N.M.
Per share impact of net reserve remeasurements attributable to discount rates*				3.27	1.80	N.M.
Adjusted book value*				$35.57	$37.03	-3.9%
Dividends paid	$0.33	$0.32	3.1%	$0.99	$0.96	3.1%
Ending number of shares outstanding (in millions)(5)				40.8	40.9	-0.2%
Total assets				$13,412.5	$13,166.6	1.9%
Short-term debt				—	249.0	-100.0%
Long-term debt				546.1	248.9	119.4%
Total shareholders’ equity				1,051.3	1,092.3	-3.8%
N.M. - Not meaningful.
(1)    Calculated using basic shares when in a net loss or core loss position.
(2)    Based on last twelve months net income and average quarter-end shareholders’ equity.
(3)    Based on last twelve months core earnings and average quarter-end shareholders’ equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and applicable deferred taxes.
(4)    Based on last twelve months adjusted core earnings and average quarter-end shareholders’ equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and applicable deferred taxes.
(5)    Ending shares outstanding were 40,835,262 at September 30, 2023 and 40,898,170 at September 30, 2022.

HORACE MANN EDUCATORS CORPORATION
Consolidated Statements of Operations and Data (Unaudited)

($ in millions, except per share data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change	2023	2022	Change
Consolidated Statements of Operations
Net premiums and contract charges earned	$266.0	$257.4	3.3%	$782.6	$768.6	1.8%
Net investment income	118.9	97.6	21.8%	327.8	300.7	9.0%
Net investment losses	(8.4)	(12.8)	N.M.	(29.7)	(43.8)	N.M.
Other income	2.2	0.4	N.M.	8.3	9.7	-14.4%
Total revenues	378.7	342.6	10.5%	1,089.0	1,035.2	5.2%

Benefits, claims and settlement expenses	199.2	167.1	19.2%	587.6	545.7	7.7%
Interest credited	52.7	44.8	17.6%	152.1	125.9	20.8%
Operating expenses	75.7	75.6	0.1%	235.6	229.4	2.7%
DAC amortization expense	26.3	22.2	18.5%	75.4	65.7	14.8%
Intangible asset amortization expense	3.7	4.2	-11.9%	11.1	12.6	-11.9%
Interest expense	7.5	5.3	41.5%	21.1	13.5	56.3%
Total benefits, losses and expenses	365.1	319.2	14.4%	1,082.9	992.8	9.1%

Income before income taxes	13.6	23.4	-41.9%	6.1	42.4	-85.6%
Income tax expense	1.9	3.0	-36.7%	0.6	5.9	-89.8%
Net income	$11.7	$20.4	-42.6%	$5.5	$36.5	-84.9%

Net Premiums Written and Contract Deposits*
Property & Casualty	$188.4	$166.4	13.2%	$508.4	$464.0	9.6%
Life & Retirement	154.8	138.0	12.2%	432.8	408.0	6.1%
Supplemental & Group Benefits	63.7	68.3	-6.7%	196.1	206.8	-5.2%
Total	$406.9	$372.7	9.2%	$1,137.3	$1,078.8	5.4%

Segment Net Income (Loss)
Property & Casualty	$(11.3)	$(2.5)	N.M.	$(44.3)	$(19.4)	-128.4%
Life & Retirement	20.9	17.7	18.1%	52.3	57.1	-8.4%
Supplemental & Group Benefits	15.8	20.7	-23.7%	41.6	48.9	-14.9%
Corporate & Other(1)	(13.7)	(15.5)	11.6%	(44.1)	(50.1)	12.0%
Consolidated net income	$11.7	$20.4	-42.6%	$5.5	$36.5	-84.9%

Net investment losses
Before tax	$(8.4)	$(12.8)	N.M.	$(29.7)	$(43.8)	N.M.
After tax	(6.6)	(10.1)	N.M.	(23.4)	(34.5)	N.M.
Per share, diluted	$(0.16)	$(0.24)	N.M.	$(0.57)	$(0.82)	N.M.
N.M. - Not meaningful.
(1)    Corporate & Other includes interest expense on debt and the impact of net investment gains and losses and other Corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 11.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)

($ in millions)	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	% Change		2023	2022	% Change
Property & Casualty
Net premiums written*	$188.4	$166.4	13.2%		$508.4	$464.0	9.6%
Net premiums earned	164.3	152.4	7.8%		474.1	452.5	4.8%
Net investment income	12.0	8.0	50.0%		26.6	22.9	16.2%
Other income	0.8	0.7	14.3%		2.3	2.7	-14.8%
Losses and loss adjustment expenses (LAE)	149.2	122.3	22.0%		430.0	380.8	12.9%
Operating expenses (includes amortization expense)	42.5	41.6	2.2%		128.5	121.1	6.1%
Loss before income taxes	(14.6)	(2.8)	N.M.		(55.5)	(23.8)	-133.2%
Net loss / core loss*	(11.3)	(2.5)	N.M.		(44.3)	(19.4)	-128.4%
Net investment income, after tax	9.7	6.8	42.6%		21.9	19.4	12.9%

Catastrophe losses
After tax	22.7	11.5	97.4%		73.2	53.4	37.1%
Before tax	28.7	14.6	96.6%		92.6	67.6	37.0%
Prior years’ reserve development, before tax(1)
Auto	—	2.0	N.M.		—	14.0	N.M.
Property and other	—	—	N.M.		—	(6.0)	N.M.
Total	—	2.0	N.M.		—	8.0	N.M.

Operating statistics:
Loss and loss adjustment expense ratio	90.8%	80.2%	10.6	pts	90.7%	84.1%	6.6	pts
Expense ratio	25.8%	27.3%	-1.5	pts	27.1%	26.8%	0.3	pts
Combined ratio	116.6%	107.5%	9.1	pts	117.8%	110.9%	6.9	pts
Effect on the combined ratio of:
Catastrophe losses	17.5%	9.6%	7.9	pts	19.5%	15.0%	4.5	pts
Prior years’ reserve development(1)	—%	1.3%	-1.3	pts	—%	1.8%	-1.8	pts
Combined ratio excluding the effects of catastrophe losses and prior years’ reserve development (underlying combined ratio)*	99.1%	96.6%	2.5	pts	98.3%	94.1%	4.2	pts

Risks in force (in thousands)					528	540	-2.2%
Auto(2)					360	368	-2.2%
Property					168	172	-2.3%

Household Retention - LTM
Auto(3)					86.4%	86.9%	-0.5	pts
Property(3)					90.0%	89.5%	0.5	pts
N.M. - Not meaningful.
(1)    (Favorable) unfavorable.
(2)    Includes assumed risks in force of 4.
(3)    Retention is based on retained households. History has been restated to reflect this change.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)

($ in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change	2023	2022		Change
Life & Retirement
Net premiums written and contract deposits*	$154.8	$138.0	12.2%	$432.8	$408.0		6.1%

Net premiums and contract charges earned	38.2	36.8	3.8%	113.3	108.9		4.0%
Net investment income	96.9	81.4	19.0%	274.1	254.0		7.9%
Other income	3.7	4.1	-9.8%	12.1	13.4		-9.7%

Death benefits / mortality cost(1)	15.9	17.6	-9.7%	53.0	53.7		-1.3%
Interest credited	51.7	44.4	16.4%	149.4	125.2		19.3%
Change in reserves	14.6	10.5	39.0%	38.0	37.4		1.6%
Operating expenses	23.7	24.1	-1.7%	72.7	74.6		-2.5%
DAC amortization expense	7.5	6.0	25.0%	21.9	17.1		28.1%
Intangible asset amortization expense	0.1	0.2	-50.0%	0.2	0.8		-75.0%

Income before income taxes	25.3	19.5	29.7%	64.3	67.5		-4.7%
Income tax expense	4.4	1.8	144.4%	12.0	10.4		15.4%
Net income / core earnings*	20.9	17.7	18.1%	52.3	57.1		-8.4%
Adjusted core earnings*	21.0	17.9	17.3%	52.5	57.7		-9.0%

Life policies in force (in thousands)				162	162		—%
Life insurance in force				$20,351	$19,815		2.7%
Lapse ratio - 12 months(1)				4.1%	4.0%	0.1	pts

Annuity contracts in force (in thousands)				223	227		-1.8%
Horace Mann Retirement Advantage® contracts in force (in thousands)				19	16		18.8%
Total Persistency - LTM				91.7%	94.0%	-2.3	pts
N.M. - Not meaningful.
(1)    Ordinary life insurance.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)

($ in millions)	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	Change		2023	2022	Change
Supplemental & Group Benefits
Net premiums and contract charges earned	$63.5	$68.2	-6.9%		$195.2	$207.2	-5.8%
Net investment income	10.3	8.7	18.4%		28.5	25.4	12.2%
Other income	(3.1)	(5.2)	40.4%		(8.2)	(8.4)	2.4%
Benefits, settlement expenses and change in reserves	19.5	16.7	16.8%		66.6	73.8	-9.8%
Interest credited	1.0	0.4	150.0%		2.7	0.7	N.M.
Operating expenses (includes DAC amortization expense)	26.4	24.4	8.2%		82.3	76.0	8.3%
Intangible asset amortization expense	3.6	4.0	-10.0%		10.9	11.8	-7.6%
Income before income taxes	20.2	26.2	-22.9%		53.0	61.9	-14.4%
Net income / core earnings*	15.8	20.7	-23.7%		41.6	48.9	-14.9%
Adjusted core earnings*	18.7	23.8	-21.4%		50.2	58.2	-13.7%

Benefit ratio(1)	32.3%	25.1%	7.2	pts	35.5%	35.9%	-0.4	pts
Operating expense ratio(2)	37.3%	33.9%	3.4	pts	38.2%	33.9%	4.3	pts
Pretax profit margin(3)	28.5%	36.7%	-8.2	pts	24.6%	27.7%	-3.1	pts

Worksite Direct products benefit ratio	27.8%	25.4%	2.4	pts	26.7%	25.0%	1.7	pts
Worksite Direct premium persistency (rolling 12 months)	90.5%	91.3%	-0.8	pts	90.5%	91.3%	-0.8	pts
Employer-sponsored products benefit ratio	36.4%	24.8%	11.6	pts	43.1%	44.6%	-1.5	pts
N.M. - Not meaningful.
(1)    Ratio of benefits to net premiums earned.
(2)    Ratio of operating expenses to total revenues.
(3)    Ratio of income before taxes to total revenues.

($ in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change	2023	2022	Change
Corporate & Other(1)
Components of loss before tax:
Net investment losses	$(8.4)	$(12.8)	N.M.	$(29.7)	$(43.8)	N.M.
Interest expense	(7.5)	(5.3)	-41.5%	(21.1)	(13.5)	-56.3%
Other operating expenses, net investment income and other income	(1.4)	(1.4)	—%	(4.9)	(5.9)	16.9%
Loss before income taxes	(17.3)	(19.5)	11.3%	(55.7)	(63.2)	11.9%
Net loss	(13.7)	(15.5)	11.6%	(44.1)	(50.1)	12.0%
Core loss*	(7.1)	(5.4)	-31.5%	(20.7)	(15.6)	-32.7%
N.M. - Not meaningful.
(1)    The Corporate & Other segment includes interest expense on debt and the impact of investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)

($ in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
Investments
Life & Retirement
Fixed maturity securities, at fair value (amortized cost, net 2023, $4,325.7; 2022, $4,542.0)				$3,795.9	$4,052.8	-6.3%
Equity securities, at fair value				55.3	90.1	-38.6%
Short-term investments				29.2	19.7	48.2%
Policy loans				140.4	139.0	1.0%
Limited partnership interests				823.5	708.6	16.2%
Other investments				74.2	54.7	35.6%
Total Life & Retirement investments				4,918.5	5,064.9	-2.9%

Property & Casualty
Fixed maturity securities, at fair value (amortized cost, net 2023, $607.3; 2022, $590.4)				552.6	540.7	2.2%
Equity securities, at fair value				15.8	15.7	0.6%
Short-term investments				46.0	5.3	N.M.
Limited partnership interests				196.9	192.2	2.4%
Other investments				1.0	1.0	—%
Total Property & Casualty investments				812.3	754.9	7.6%

Supplemental & Group Benefits
Fixed maturity securities, at fair value (amortized cost, net 2023, $708.4; 2022, $771.7)				612.9	678.6	-9.7%
Equity securities, at fair value				4.9	7.0	-30.0%
Short-term investments				37.4	22.6	65.5%
Policy loans				0.9	0.8	12.5%
Limited partnership interests				122.2	96.7	26.4%
Other investments				8.2	7.6	7.9%
Total Supplemental & Group Benefits investments				786.5	813.3	-3.3%

Corporate & Other
Fixed maturity securities, at fair value (amortized cost, net 2023, $0.2; 2022, $0.0)				0.2	—	N.M.
Equity securities, at fair value				1.0	1.0	—%
Short-term investments				0.9	3.9	-76.9%
Total Corporate & Other investments				2.1	4.9	-57.1%
Total investments				$6,519.4	$6,638.0	-1.8%

Net investment income - investment portfolio
Before tax	$91.8	$70.9	29.5%	$249.0	$223.3	11.5%
After tax	72.8	56.5	28.8%	197.6	177.7	11.2%
Investment income - deposit asset on reinsurance
Before tax	$27.1	26.7	1.5%	$78.8	77.4	1.8%
After tax	21.4	21.0	1.9%	62.2	61.1	1.8%
N.M. - Not meaningful.